Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DISSOLUTION OF "CONTINENTAL RESOURCES GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2013, AT 1:17 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4392544 8100

AUTHENTICATION: 0245677

130241631

DATE: 02-27-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:19 PM 02/27/2013
FILED 01:17 PM 02/27/2013
SRV 130241631 - 4392544 FILE

STATE OF DELAWARE
SHORT FORM CERTIFICATE
OF DISSOLUTION
(SECTIONS 275 AND 391 (a) (5) (b))

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The dissolution of Continental Resources Group, Inc. has been duly authorized by the Board of Directors and Stockholders in accordance with subsections (a) and (b) of Section 275 or by unanimous consent of Stockholders in accordance with subsection (c) of Section 275 of the General Corporation Law of the State of Delaware.

2. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was July 20, 2007

3. The date the dissolution was authorized is July 22, 2011

4. The names and addresses of the directors and officers of the corporation are as follows:

NAME	TITLE	ADDRESS
Joshua Bleak	CEO, President, Director	3266 W. Galveston Drive #101, Apache Junction, AZ 85120
Bill Allred	Director	3266 W. Galveston Drive #101, Apache Junction, AZ 85120
Daniel Bleak	Director	3266 W. Galveston Drive #101, Apache Junction, AZ 85120
Jonathan Braun	Director	3266 W. Galveston Drive #101, Apache Junction, AZ 85120

5. The corporation has no assets and has ceased transacting business.

6. The corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by Section 503 of the General Corporation Law of the State of Delaware

7. The corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

By: [signature]
Authorized Officer

Name: Joshua Bleak
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